SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                    Current Report Pursuant to Section 13 or
                       15(d) of The Securities Act of 1934



                Date of Report (Date of earliest event reported):
                      February 3, 1999 (January 20, 1999)


                                 IMAGINON, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


  Delaware                           0-25114                           84-121773
--------------------------------------------------------------------------------
(State or other                    (Commission                  (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)


                           1313 Laurel Street, Suite 1
                          San Carlos, California 94070
               --------------------------------------------------
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (650) 596-9300


                           California Pro Sports, Inc.
                          1221-B South Batesville Road
                           Greer, South Carolina 29650
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On January 20, 1999, the Registrant, ImaginOn, Inc. (the "Company"), completed a merger pursuant to which Imaginon.com ("Imaginon.com"), a California corporation, became a wholly-owned subsidiary of the Company. In the merger, holders of Imaginon.com's common stock received a total of 21,256,419 shares of the Company's common stock. As a result of the merger, the Company has 37,073,021 shares of common stock outstanding. The merger consideration was determined as a result of arms' length negotiation between the Company and Imaginon.com, as more fully described in the Company's proxy statement dated November 12, 1998.

     Imaginon.com is a development stage company which engineers, produces and sells business and consumer software for CD-ROM and network users.

     The Company will continue the operations of Imaginon.com.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

     Financial Statements for Imaginon.com as described in Item 2, above, will be filed by amendment to this Form 8-K.

(b)  Pro-forma financial information.

     Pro-forma financial information reflecting the effect of the merger as described in Item 2, above, will be filed by amendment to this Form 8-K.

(c)  Exhibits.

     2.1 Agreement and Plan of Merger, effective as of January 30, 1998, among Imaginon, Inc.(currently known as Imaginon.com),a California corporation, and California Pro Sports, Inc. (currently known as
          Imaginon, Inc.), a Delaware corporation, and Imaginon Acquisition Corp., a California corporation. (FILED AS EXHIBIT 3 TO THE COMPANY'S PROXY STATEMENT ON SCHEDULE 14A, DATED NOVEMBER 12, 1998, AND INCORPORATED HEREIN BY REFERENCE.)


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      IMAGINON, INC.



Date: February 3, 1999                 By /s/ David M. Schwartz
                                          -----------------------------
                                          David M. Schwartz, President and Chief
                                          Executive Officer


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